Exhibit 10.44
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment”), dated as of August 15, 2007, is from Old UGC, Inc., a Delaware corporation formerly known as UnitedGlobalCom, Inc. (the “Assignor”), and UnitedGlobalCom, Inc, a Delaware corporation (the “Assignee”), and relates to that certain Split Dollar Life Insurance Agreement (the “Split Dollar Agreement”) made effective on February 15, 2001, between Assignor and Mark L. Schneider, Tina M. Wildes and Carla G. Shankle, as trustees under The Gene W. Schneider 2001 Trust, dated February 12, 2001 (the “Trust”). Capitalized terms used but not defined herein have the meanings given to them in the Split Dollar Agreement.
RECITALS:
     WHEREAS, the Assignor desires to assign all of its rights and delegate all of its obligations under the Split Dollar Agreement to Assignee and Assignee desires to accept such assignment and to assume all obligations of the Assignor under the Split Dollar Agreement; and
     WHEREAS, the Trust desires to consent to the assignment by the Assignor to Assignee of all of its rights and the delegation of its obligations under the Split Dollar Agreement in accordance with this Assignment and to the release of all obligations of the Assignor owed to the Trust under the Split Dollar Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Assignment and Assumption.
          (a) The Assignor hereby assigns to the Assignee all of the Assignor’s right, title and interest in, to and under the Split Dollar Agreement, including the Corporation’s Interest in each Policy and any and all interests of the Assignor in any collateral assignments referred to in Section 3 of the Split Dollar Agreement that have been executed in favor of Assignor.
          (b) The Assignee hereby assumes each and every obligation of the Assignor under the Split Dollar Agreement and hereby agrees for the benefit of the Trust to perform each such obligation.
          (c) As a result of the foregoing assignment and assumption and in accordance with Section 7 of the Split Dollar Agreement, the Assignee shall be substituted for the Assignor as a party to the Split Dollar Agreement and all obligations of the Assignor owed under the Split Dollar Agreement are hereby released and forever discharged.
     2. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
     3. Entire Agreement; Binding Effect. This Assignment contains the entire understanding by and among the parties hereto with respect to the subject matter hereof and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective duly authorized officers as of the day and year first above written.

OLD UGC, INC.
By:	/s/ John Babb
	Name:	John Babb
	Title:	VP

UNITEDGLOBALCOM, INC.
By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	SVP

CONSENT TO ASSIGNMENT AND RELEASE
     Mark L. Schneider, Tina M. Wildes and Carla G. Shankle, as trustees under the Trust, hereby consent on behalf of the Trust to (i) the assignment by the Assignor to Assignee of all of its rights and the delegation of all of its obligations under the Split Dollar Agreement in accordance with the foregoing Assignment; (ii) the substitution of the Assignee for the Assignor as a party to the Split Dollar Agreement; and (iii) the release and discharge of all obligations owed by the Assignor under the Split Dollar Agreement.

/s/ Tina M. Wildes
Tina M. Wildes, as trustee under The Gene W. Schneider 2001 Trust dated February 12, 2001

/s/ Mark L. Schneider
Mark L. Schneider, as trustee under The Gene W. Schneider 2001 Trust dated February 12, 2001

/s/ Carla G. Shankle
Carla G. Shankle, as trustee under The Gene W. Schneider 2001 Trust dated February 12, 2001